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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "AGREEMENT"), dated June 2, 2003, is entered into by and between Cole National Corporation, a Delaware corporation ("PARENT"), Cole National Group, Inc., a Delaware corporation ("CNG"), Cole Vision Corporation, a Delaware corporation ("COLE VISION"), Pearle, Inc., a Delaware corporation ("PEARLE"), Things Remembered, Inc., a Delaware corporation ("THINGS REMEMBERED") (collectively, CNG, Cole Vision, Pearle and Things Remembered are the "SUBSIDIARIES", and each individually, a "SUBSIDIARY") and Larry Pollock, an individual residing in the State of Ohio ("POLLOCK"), to be effective as of the earlier of the date on which Pollock officially assumes the office of Chief Executive Officer of Parent, or July 1, 2003 (the "EFFECTIVE DATE").

                             PRELIMINARY STATEMENTS:

         A. Immediately prior to the Effective Date, Pollock has served as the President and Chief Operating Officer of Parent pursuant to an Employment Agreement, dated January 19, 2000, between Parent and Pollock (the "PRIOR EMPLOYMENT AGREEMENT").

         B. Pollock, Parent and the Subsidiaries desire to terminate the Prior Employment Agreement and to enter into a new agreement providing for the employment of Pollock as President and Chief Executive Officer of Parent and Chairman of the Board of Directors and an employee of each Subsidiary.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT:

         1. Employment. Parent and each of the Subsidiaries hereby employs Pollock, and Pollock hereby accepts employment with Parent and each of the Subsidiaries, on the terms and conditions set forth in this Agreement.

         2.       Term.

         (a) The term (the "TERM") of Pollock's employment under this Agreement will be for four (4) years commencing on the Effective Date and ending on its fourth anniversary; provided, however, that on the third anniversary of the Effective Date and on each succeeding anniversary of the Effective Date until and including the anniversary that falls in the year in which Pollock turns 65 years of age, the Term will be automatically extended by an additional year, unless 60 days prior to any such succeeding anniversary either Pollock, on the one hand, or Parent or any Subsidiary, on the other hand, has given the other written notice to the contrary (which notice is not rescinded before such anniversary date) or this Agreement has otherwise been terminated as provided in this Agreement. Each year of the Term shall end at 11:59 P.M. EST, on the day immediately preceding an anniversary of the Effective Date ("YEAR").

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         (b)      Pollock's services to Parent and the Subsidiaries under this
Agreement will not be terminated by Pollock, Parent or any Subsidiary (while such entity remains a subsidiary of Parent) unless such termination is with respect to his services to all of Parent and the Subsidiaries as a whole.

         3.       Positions and Duties.

         (a) During the Term, Pollock shall serve as the Chief Executive Officer and President of Parent; in each case with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board of Directors of Parent (the Board of Directors of Parent or of any Subsidiary shall be referred to, as the context requires, as the "BOARD"). While Pollock is employed during the Term, Parent shall cause Pollock to be included in the slate of persons nominated to serve as directors on its Board and shall use its best efforts (including, without limitation, the solicitation of proxies) to have Pollock elected and reelected to its Board for the duration of the Term. Upon any termination of his employment with Parent, Pollock shall promptly resign from its Board. While Pollock is employed during the Term, Pollock shall report solely to the Board of Parent.

         (b) Pollock shall also serve as the Chairman of the Board of each Subsidiary and in such offices or positions to which he is elected or appointed by the Board of each Subsidiary. Pollock's service as an officer or director of one or more of the Subsidiaries will be encompassed within any reference made in this Agreement to employment with Parent and the Subsidiaries.

         (c) Pollock shall devote his principal time, energy, and attention, consistent with his past practices, to the affairs and operations of Parent and the Subsidiaries, but may engage in any unrelated business and activities that are not prohibited by Section 8 of this Agreement.

         (d) Pollock shall have the right to deliver to the Nominating Committee (or similar committee discharging the director nomination function) of the Board of Parent (the "NOMINATING COMMITTEE") the name of one (1) proposed nominee to serve as a director on the Board of Parent (in addition to Pollock). The Nominating Committee shall consider Pollock's proposed nominee, applying the same standards as it applies to all nominees for directors on the Board of Parent. If the Nominating Committee determines, in its sole discretion, that such proposed nominee does not meet the applicable standards for serving as a director on the Board of Parent, then Pollock shall have the right to deliver to the Nominating Committee the names of successive subsequent proposed nominees to serve as a director on the Board of Parent until the Nominating Committee determines, in its sole discretion, that a Pollock proposed nominee meets the applicable standards for serving as a director on the Board of Parent. Upon the Nominating Committee's determination, in its sole discretion, that Pollock's proposed nominee meets the applicable standards for serving as a director on the Board of Parent, the Nominating Committee shall deliver such recommendation to the Board of Parent, whereupon Parent shall either (1) use its best efforts to appoint such proposed nominee to its Board (and if no vacancy exists on its Board, Parent shall, in accordance with applicable law and Parent's Certificate of Incorporation and By-Laws, use its best efforts to create such a vacancy) or
(ii) if Parent determines, in its sole discretion, not to appoint such proposed nominee to fill such an existing or created vacancy, Parent shall use its best efforts to include such proposed nominee in the next slate of persons

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nominated to serve as directors on its Board, and to the extent necessary all subsequent slates of persons nominated to serve as directors on its Board until such proposed nominee is elected to serve as a director on the Board of Parent. Parent shall use its best efforts (including, without limitation, the solicitation of proxies) to have such proposed nominee initially appointed or elected as soon as practicable and, thereafter, re-elected to the Board of Parent for the duration of the Term.

         (e) Pollock will cause the Chairman of the Board of Parent (the "PARENT CHAIRMAN") to be furnished with all operating results and other operating information as the Parent Chairman may request. Pollock also will communicate and consult with the Parent Chairman at such times as Pollock believes will be of assistance to Pollock in performing his duties as Chief Executive Officer of Parent. Subject to the approval of the Board of Parent (to the extent required), Pollock shall have the right and authority to designate and utilize such professional advisors to Parent and the Subsidiaries as he selects and shall propose to the Board of Parent such general compensation formats (for senior executives and others) as he believes will advance the interests of Parent and the Subsidiaries. Pollock may designate a management committee (not to be a Board committee) and its membership, meeting schedule, and mode of operation.

         4.       Compensation. During the Term:

         (a) Salary. The Subsidiaries shall pay Pollock an aggregate annual base salary (from all of the Subsidiaries combined) of not less than $850,000 during the first Year; $875,000 during the second Year; $900,000 during the third Year; $925,000 during the fourth Year; and during any Year after the end of the aforesaid fourth Year, such amount, in no event less than $925,000, upon which Parent and Pollock may mutually agree.

         (b)      Bonuses; Annual Incentive; and Multi-Year Performance
Incentive.

                  (i) Pollock will continue to participate in the existing annual incentive bonus programs for senior management of Parent or the Subsidiaries or any future annual incentive bonus program(s) adopted for senior management of Parent or the Subsidiaries, in which performance goals and corresponding award amounts are determined from time to time by either (A) the Board of each such Subsidiary, with the concurrence of the Compensation Committee of the Board of Parent (the "COMPENSATION COMMITTEE"), in its discretion, or (B) the Compensation Committee, in its discretion, in either case as provided in accordance with the terms of any such program; provided, however, that for any Year in which Pollock earns an annual incentive bonus award under such program(s), his entire annual incentive bonus shall be not less than one hundred percent (100%) of Pollock's annual base salary for that Year and not more than one hundred seventy-five percent (175%) of Pollock's annual base salary for that Year (the "ANNUAL INCENTIVE BONUS"). The eligibility of Pollock to receive the Annual Incentive Bonus shall not preclude Pollock from also being eligible to be considered for a discretionary bonus if either (Y) the Board of each such Subsidiary, with the concurrence of the Compensation Committee, in its discretion, or (Z) the Compensation Committee, in its discretion, determines to

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                  award such a bonus based on contributions by Pollock to Parent or any Subsidiary not otherwise fully reflected in the Annual Incentive Bonus.

                  (ii) Pollock shall be eligible to receive multi-year performance incentive awards, in such amounts and determined on such basis as the Parent Board and Pollock negotiate after the date of this Agreement in accordance with the parameters set forth on EXHIBIT "A" attached hereto and made a part hereof (the "MULTI-YEAR PERFORMANCE INCENTIVE BONUS", and collectively with the Annual Incentive Bonus, the "BONUSES"). Such participation may be more favorable but will in no event be less favorable than the participation of any other similarly situated participant.

         (c) Expenses and Allowances. Pollock is authorized, in carrying out his responsibilities and duties under this Agreement, to incur reasonable business expenses for the benefit of Parent and the Subsidiaries, including business expenses for transportation, entertainment, travel, lodging, club memberships (with the exception of country club membership fees) and expenses and similar items, all of types and at levels determined in good faith to be consistent with the office of the Chief Executive Officer of Parent and his offices with the Subsidiaries. Pollock will be provided with a current model automobile, of comparable style and quality to that which has previously been provided to him in his employment with Parent. All such expenses referred to above will either be paid directly by the Subsidiaries or the Subsidiaries shall promptly reimburse Pollock for expenditures upon the submission, from time to time, of itemized accountings for such expenditures. To the extent such expenses and allowances are not attributable to duties performed on behalf of a single Subsidiary, such expenses and allowances are to be allocated among the Subsidiaries on the basis described in Section 10. Parent shall also reimburse Pollock for up to $15,000 per Year for personal tax, estate and financial planning.

         (d) Vacations. Pollock will be entitled to five (5) weeks of vacation in each calendar year or such greater amount of vacation as may be permitted under the employment policies of Parent or any Subsidiary in effect from time to time.

         (e) Insurance and Employee Benefit Plans. Pollock will be entitled to have group term and other term life insurance maintained on his life by the Subsidiaries, the beneficiary of which Pollock will be allowed to designate, at least in such amounts as are in good faith determined to be consistent with the office of the Chief Executive Officer of Parent and his offices with the Subsidiaries. Such life insurance policy, or any successor policy or policies thereto, will not be terminated by the Subsidiaries without first offering Pollock the right to purchase the same at the cash surrender value thereof, if any. Pollock will also be entitled to participate in any of the employee compensation and pension and welfare benefit plans and arrangements in which senior management or executive employees of Parent or the Subsidiaries participate from time to time (including without limitation, retirement plans and supplemental arrangements; sick pay plans and medical expense and medical reimbursement plans; disability benefit and accident insurance plans; and employee discount and loan programs, employee savings and investment plans and stock ownership plans (collectively, the "EMPLOYEE PLANS")), as the same may be modified, supplemented or replaced without material reduction in total value of the benefits to Pollock. Pollock will participate in such Employee Plans at a level to be fixed

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from time to time (i) in the case of Employee Plans sponsored by Parent, by the
Board of Parent, or (ii) in the case of Employee Plans sponsored by the Subsidiaries, by the Board of the Subsidiary sponsoring such Employee Plan, with the concurrence of the Board of Parent; such participation may be more favorable but shall in no event be less favorable than the participation of any other similarly situated participant. Pollock will participate in an existing or new supplemental executive retirement plan ("SERP") established and maintained by Parent or the Subsidiaries that will provide, together with any other retirement benefits received by Pollock under any Retirement Plans (as defined below), Pollock with annual retirement benefits in an amount equal to: (i) thirty-five percent (35%) of Pollock's final annual salary if Pollock retires prior to attaining age sixty-five (65); or (ii) fifty percent (50%) of Pollock's final annual salary if Pollock retires at or after attaining age sixty-five (65); provided, that Pollock's entitlement to the benefits provided under the SERP shall vest upon the completion by Pollock of thirty (30) months of employment with Parent and the Subsidiaries following the Effective Date; provided, further, that such alternative forms of payment under the SERP shall be available to Pollock (i.e., lump sum or varying forms of periodic payments) upon such terms as Parent and Pollock mutually agree after the date of this Agreement.

         5.       Death or Disability During Employment.

         (a) If Pollock dies or is disabled during the term of this Agreement, the Subsidiaries shall pay to Pollock, in lieu of the compensation described in Section 4(a) and 4(b) of this Agreement, in the case of his disability, or to the beneficiary or beneficiaries designated by Pollock in the case of his death, or if Pollock is legally incompetent or no such designation of death beneficiary has been made, then to Pollock's personal representative, an amount equal to the greater of: (i) the aggregate compensation that would otherwise be payable to Pollock pursuant to Section 4(a) and 4(b) of this Agreement for the full fiscal year in which his death or disability occurred as if Pollock were not dead or disabled, his employment continued for the full fiscal year and his Bonuses were an amount equal to either (A) the average of Pollock's Bonuses for the three (3) consecutive Years preceding the Year in which his death or disability occurred, in the event that such death or disability occurs on or after the third anniversary of the Effective Date, (B) the average of Pollock's Bonuses for the actual number of Years preceding the Year in which his death or disability occurred, in the event that such death or disability occurs on or after the first anniversary of the Effective Date but prior to the third anniversary of the Effective Date, or (C)) Pollock's bonus for the last full year under the Prior Employment Agreement, in the event that such death or disability occurs prior to the first anniversary of the Effective Date; or (ii) the product of (A) seventy-five percent (75%) of the amount determined pursuant to clause (i) immediately preceding and (B) the number of Years from the first day of the month in which this death or disability occurs through the date of termination of the remaining Term (the "TERMINATION DATE") (for which it will be assumed that the automatic extension of the Agreement under Section 2(a) of this Agreement will be discontinued upon such death or disability, if such automatic extension has not already discontinued pursuant to
Section 2(a)), prorated on the basis of a 360 day year for partial years. The amount so determined will be paid in equal monthly installments commencing in the month in which Pollock's death or disability occurs through the earlier of the Termination Date or the cessation of his disability. The obligations of the Subsidiaries under this Section 5(a) are to be offset by and reduced to the extent of any other corresponding death or disability benefits (excluding life insurance), if any, that the Subsidiaries provide at their expense to Pollock under benefit plans or arrangements in

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place at the time of his death or disability. Pollock is entitled to receive, in the aggregate, the greater of (y) the benefits specified in this Section 5(a) excluding any such offset or (z) the benefits to which he would otherwise be entitled under other benefit plans or arrangements.

         (b) For the purpose of this Agreement, Pollock will be considered disabled only when and if (i) he is adjudicated legally incompetent by a court of competent jurisdiction, or (ii) (A) a physician selected by Pollock or his legal guardian and reasonably satisfactory to the Board of Parent certifies that Pollock suffers from a physical or mental disability; and (B) as a result of such disability the Board of Parent, in the exercise of its reasonable judgment based on such physician's report, determines that Pollock is unable to perform his duties under this Agreement for at least ninety (90) days out of a one hundred twenty (120) successive day period. For the purpose of determining whether he is disabled, Pollock agrees that, if requested by the Board of Parent, he will submit to a physical examination not more frequently than once every Year during the Term by a physician mutually acceptable to Pollock and the Board of Parent, the costs of such examination to be paid by the Subsidiaries.

         (c) In the event of Pollock's disability during the term of this Agreement, he will (i) continue to be treated as an active employee for purposes of those Employee Plans that provide life insurance and medical insurance, and will be entitled to continue participation in such Employee Plans at levels and costs to him that are at least as favorable as those provided to other active senior management or executive employees (other than any executive officers who are named or employed, at any time following the commencement of Pollock's disability, to fill positions with Parent or the Subsidiaries of substantially equivalent rank as the positions held by Pollock immediately prior to the commencement of his disability) and, in any case, that are no less favorable than the levels and costs provided to Pollock at the commencement of such disability; (ii) continue to receive all the benefits and allowances provided in
Section 4(C)); (iii) continue, for Pollock's lifetime, to receive all of the benefits, for himself and his eligible dependants, set forth in Section 6(b)(A), provided, however, that Pollock may elect to receive a lump sum payment equal to the then present value of those benefits, in lieu of those benefits; and (iv) continue to accrue benefit and vesting service under the Cole National Corporation Retirement Plan and any supplemental retirement or supplemental pension plan (the "RETIREMENT PLANS"), in either case, until the earlier of the Termination Date or the cessation of his disability. With respect to the benefits described in clause (iv) above, the Subsidiaries shall provide Pollock with a benefit equal to the difference between (x) the benefit he would otherwise have accrued under the Retirement Plans if such additional service were actually credited to him under the Retirement Plans (assuming for this purpose the compensation earned by Pollock in the Year prior to his disability), and (y) the benefit he actually accrues under the Retirement Plans for the period of his disability. Such benefit is to be provided from the Subsidiaries' general assets.

         (d) In the event of Pollock's death during the Term, the Subsidiaries shall continue to provide Pollock's eligible dependents with coverage under those Employee Plans, if any, that then provide medical insurance at levels and costs to such dependents that are no less favorable than the levels and costs provided to such dependents at Pollock's death for the period from Pollock's date of death until the date on which Pollock would have attained age sixty-five (65); provided, however, that the Subsidiaries will not be required to expend amounts for such benefits in any year (expressed in terms of premium costs to the Subsidiaries) in excess of the annual cost of such benefits at the time of Pollock's death increased over time by annual adjustments equal

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to the change in the Consumer Price Index (or any replacement index) as published from time to time by the United States government.

         6.       Other Termination.

         (a) Upon the termination of Pollock's employment with Parent and the Subsidiaries except:

                  (i) a termination by reason of his death or disability as provided in Section 5; or

                  (ii) his voluntary resignation (other than a voluntary resignation that occurs following Constructive Termination); or

                  (iii)    a resignation tendered pursuant to Section 6(C); or

                  (iv)     the expiration of the Term; or

                  (v)      termination "for cause";

the Subsidiaries shall pay Pollock at the time of such termination, in a lump sum, Three Million Dollars ($3,000,000).

         If such termination is "FOR CAUSE," nothing will be payable pursuant to this Section 6(a). For purposes of this Agreement, Pollock's termination will be "for cause" only if there is a final, non-appealable order in a proceeding before a court of competent jurisdiction or a final order in an administrative proceeding before the Securities and Exchange Commission (a "PROCEEDING") finding that Pollock (i) committed any willful misconduct, fraud or criminal activity (excluding traffic violations or other minor offenses) which commission is materially inimical to the interests of Parent or any Subsidiary, whether for his personal benefit or in connection with his duties for Parent or any Subsidiary or (ii) intentionally or knowingly violated any antifraud provision of the federal or state securities laws ("ADVERSE FINAL ORDER"). Pollock's employment under this Agreement may be terminated immediately by the Board of Parent or of any Subsidiary if such Board reasonably believes that Pollock has committed any of the acts referred to in the previous sentence; provided, that if Pollock's termination is alleged by Parent or any Subsidiary to be for cause, the Subsidiaries shall deposit, at the time of such termination, the amount otherwise payable to Pollock if said termination were not for cause, with an escrow agent reasonably satisfactory to Pollock and the Subsidiaries. Such amount is to be invested from time to time in 90 day U.S. Treasury obligations or such other investments as Pollock and the Subsidiaries mutually may approve. The principal amount, plus interest earned thereon, will be distributed by the escrow agent to the Subsidiaries if an Adverse Final Order is entered, or to Pollock on the earlier of (i) the time when there has been entered in a Proceeding a final, non-appealable order on the merits of the matter, which is not an Adverse Final Order or, (ii) the expiration of sixty (60) days after Pollock's termination if, at the end of such period, there is not pending any Proceeding and no Adverse Final Order has been entered. The fees of the escrow agent will be paid by Pollock if an Adverse Final Order is entered and otherwise by the Subsidiaries. Pollock and the Subsidiaries shall provide the escrow agent with customary indemnities and shall jointly execute and deliver customary and reasonable escrow instructions.

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         (b)      Upon the expiration of the Term and other termination of
Pollock's employment without cause other than

                  (i) a termination by reason of his death or disability as provided in Section 5, or

                  (ii) his voluntary resignation (other than a voluntary resignation that occurs following Constructive Termination, or such resignation tendered pursuant to Section 6(c)),

the Subsidiaries shall, (y) with respect to (B) of this Section 6(b), for the period of twenty-four (24) months from the expiration of the Term or other termination of Pollock's employment without cause, and (z) with respect to (A) of this Section 6(b), for Pollock's lifetime:

                           (A) continue to provide Pollock and his eligible dependents with coverage under those Employee Plans that provide medical insurance, medical expense and reimbursement at levels and costs to the beneficiary that are no less favorable than the levels and costs provided to Pollock immediately prior to the time of his termination of employment under this Agreement; provided, however, that the Subsidiaries will not be required to expend amounts for such benefits in any year in excess of the annual cost of such benefits at the time of such termination increased over time by annual adjustments equal to the change in the Consumer Price Index (or any replacement index) as published from time to time by the United States government, and

                           (B) provide Pollock with use of, or title to, the automobile then provided to him under the Subsidiaries' automobile leasing program.

         Notwithstanding the foregoing provisions of this Section 6(b), upon the expiration of the Term or other termination of employment without cause other than

                  (i)               a termination by reason of his death or
                           disability as provided in Section 5 or

                  (ii)              his voluntary resignation (other than a
                           voluntary resignation that occurs following
                           Constructive Termination, or such resignation tendered pursuant to Section 6(c)),

Pollock may elect at any time, by written notice to Parent and the Subsidiaries, to receive in lieu of the benefits to be provided under this Section 6(b), a lump sum payment from the Subsidiaries in an amount equal to the then present value of the benefits to be provided to Pollock and his eligible dependents under this Section 6(b). The foregoing sum shall be referred to as the "BENEFIT PAYMENT". Upon Pollock's receipt of the Change of Control Benefit Payment provided for in Section 6(f), Pollock shall no longer be entitled to receive either (y) the benefits to be provided under this Section 6(b), or (z) the Benefit Payment.

         For purposes of this Section 6(b), present value and life expectancy for purposes of determining the Benefit Payment shall be determined using the mortality tables and interest rates

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used on the date hereof under Parent's qualified defined benefit retirement plan, and such other factors as may be determined by the actuary providing services with respect to such plan on such date, or such other actuary as may be selected by Pollock and reasonably satisfactory to the Subsidiaries.

         (c) In the event of a "CHANGE OF CONTROL," which will be deemed to have taken place upon the occurrence of any of the following:

                  (i) Parent merges into itself, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting corporation immediately after such transaction are owned in the aggregate by the former stockholders of Parent immediately prior to such transaction;

                  (ii) all or substantially all the assets accounted for on the Consolidated Balance Sheet of Parent are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of Parent immediately prior to such transaction or series of transactions (it being agreed and acknowledged that a sale of all or substantially all of the assets or more than 50% of the voting stock of Things Remembered shall not constitute a change of control);

                  (iii) A person, within the meaning of Sections 3(a)(9) or 13(d)(3) (as in effect on the date of this Agreement) of the Securities Exchange Act of 1934, becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of (i) 15% or more, but less than 35%, of the voting power of the then outstanding voting securities of Parent without the prior approval of the Board of Parent or (ii) 35% or more of the voting power of the then-outstanding voting securities of Parent; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any Subsidiary; (x) any employee benefit plan of Parent or any Subsidiary; or (y) any person or group of which employees of Parent control a greater than 25% interest unless the Board of Parent determines that such person or group is making a "hostile acquisition;" or (z) any person or group of which Pollock is an affiliate; provided, further, that clause (i) of this Section 6(c)(iii) is acknowledged to apply to HAL International N.V.; or

                  (iv) a majority of the members of the Board of Parent or of any Subsidiary are not Continuing Directors, where a "CONTINUING DIRECTOR" is any member of such Board who (x) was a member of such Board on the date of this Agreement or (y) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election;

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Pollock may terminate his employment with Parent and the Subsidiaries for any reason, or without reason, during the ninety (90) day period commencing with such change of control, on which termination the Subsidiaries shall pay Pollock, in a lump sum, the sum of:

                           (A) three times (3x) Pollock's aggregate annual base salary as in effect under Section 4(a) at the time of such termination, plus

                           (B)      three times (3x) an amount equal to either:
                  (i) the average of Pollock's Bonuses for the three (3) consecutive Years preceding the Year in which such termination occurred, in the event that such termination occurs on or after the third anniversary of the Effective Date; (ii) the average of Pollock's Bonuses for the actual number of Years preceding the Year in which such termination occurred, in the event that such termination occurs on or after the first anniversary of the Effective Date but prior to the third anniversary of the Effective Date; or (iii) Pollock's bonus for the last full year under the Prior Employment Agreement, in the event that such termination occurs prior to the first anniversary of the Effective Date, plus

                           (C) an amount, prorated for the months in the current Year prior to the termination, equal to either: (i) the average of Pollock's Bonuses for the three (3) consecutive Years preceding the Year in which such termination occurred, in the event that such termination occurs on or after the third anniversary of the Effective Date; (ii) the average of Pollock's Bonuses for the actual number of Years preceding the Year in which such termination occurred, in the event that such termination occurs on or after the first anniversary of the Effective Date but prior to the third anniversary of the Effective Date; or (iii) Pollock's bonus for the last full year under the Prior Employment Agreement, in the event that such termination occurs prior to the first anniversary of the Effective Date.

         (d) The provisions of this Section 6 are in lieu of and not in addition to, any benefits Pollock would otherwise be entitled to receive under any severance policy in effect or hereafter adopted by Parent or any Subsidiary unless such Employee Plan or policy specifically provides otherwise.

         (e) As used in this Agreement, "CONSTRUCTIVE TERMINATION" means either

                  (i) a substantial, nonconsensual adverse change in Pollock's employment duties or title, or

                  (ii) the moving of Parent's executive headquarters more than 50 miles from its present location without Pollock's consent.

         (f) Following Pollock's termination of employment, if a change of control occurs, the Subsidiaries shall, for a period of thirty-six (36) months from the date of such termination:

                  (i) continue to provide Pollock and his eligible dependents with coverage under those Employee Plans that provide life insurance at levels and costs to the beneficiary that are no less favorable than the levels and costs provided to Pollock immediately prior to the time of his termination of employment under this Agreement; provided, however, that the Subsidiaries will not be required to expend amounts for such benefits in any year in excess of the annual cost of such benefits at the time of such termination increased over time by annual adjustments equal to the change in the Consumer Price Index (or any replacement index) as published from time to time by the United States government, and

                  (ii) continue to provide Pollock and his eligible dependents with coverage under those Employee Plans that provide medical insurance, medical expense and reimbursement at levels and costs to the beneficiary that are no less favorable than the levels and costs provided to Pollock immediately prior to the time of his termination of employment under this Agreement; provided, however, that the Subsidiaries will not be required to expend amounts for such benefits in any year in excess of the annual cost of such benefits at the time of such termination increased over time by annual adjustments equal to the change in the Consumer Price Index (or any replacement index) as published from time to time by the United States government, and

                  (iii) provide Pollock with an office at the headquarters of Parent, comparable to his office at the time of his termination, for his use, and provide Pollock with secretarial services substantially equivalent to those provided to him prior to termination, and

                  (iv) provide Pollock with continuing financial, estate and tax consulting services in an amount not to exceed $15,000 per Year; and

                  (v) provide Pollock with use of, or title to, the automobile then provided to him under the Subsidiaries' automobile leasing program.

         Notwithstanding the foregoing provisions of this Section 6(f), upon a change of control following Pollock's termination of employment, Pollock may elect at any time, by written notice to Parent and the Subsidiaries, to receive in lieu of the benefits to be provided under (ii) and (v) of this Section 6(f), a lump sum payment from the Subsidiaries in an amount equal to the then present value of the benefits to be provided to Pollock and his eligible dependents under (ii) and (v) of this Section 6(b). The foregoing sum shall be referred to as the " CHANGE OF CONTROL BENEFIT PAYMENT". Upon Pollock's receipt of the Benefit Payment provided for in Section 6(b), Pollock shall no longer be entitled to receive either (y) the benefits to be provided under (ii) and (v) of this Section 6(f), or (z) the Change of Control Benefit Payment.

         For purposes of this Section 6(f), present value and life expectancy for purposes of determining the Change of Control Benefit Payment shall be determined using the mortality tables and interest rates used on the date hereof under Parent's qualified defined benefit retirement plan, and such other factors as may be determined by the actuary providing services with respect to such plan on such date, or such other actuary as may be selected by Pollock and reasonably satisfactory to the Subsidiaries.

         7.       Excise Tax Gross-Up.

         (a) In the event that it is determined (as provided in this Agreement) that any payment or distribution by the Subsidiaries pursuant to or for the benefit of Pollock pursuant to the terms of Section 6(c) of this Agreement (a "PAYMENT"), would be subject to the excise tax imposed by Section 4999 (or any successor thereto) of the Internal Revenue Code of 1986, as amended (the "CODE"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "EXCISE TAX"), then Pollock will be entitled to receive an additional payment or payments (collectively, a "GROSS-UP PAYMENT"). The Gross-Up Payment will be in an amount such that, after payment by Pollock of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment equal to the Excise Tax, Pollock retains a portion of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

         (b) Subject to the provisions of Section 7(e), all determinations required to be made under this Section 7, including whether an Excise Tax is payable by Pollock and the amount of such Excise Tax, and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, will be made by a nationally recognized firm of certified public accountants (the "ACCOUNTING FIRM") selected by Pollock and approved by the Subsidiaries (such approval not to be unreasonably withheld). Pollock shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Subsidiaries and Pollock within 15 calendar days after the effective date of Pollock's termination of employment, if applicable, or such earlier time or times as may be requested by the Subsidiaries or Pollock. If the Accounting Firm determines that any Excise Tax is payable by Pollock, the Subsidiaries shall pay the required Gross-Up Payment to Pollock within five (5) business days after receipt of the aforesaid determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by Pollock, it shall, at the same time as it makes such determination, furnish Pollock with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment to be paid by the Subsidiaries within such 15 calendar-day period will be binding upon the Subsidiaries and Pollock. As a result of the uncertainty in the application of Section 4999 (or any successor thereto) of the Code at the time of the initial determination by the Accounting Firm under this Agreement, it is possible that Gross-Up Payments that will not have been made by the Subsidiaries should have been made ("UNDERPAYMENT"), or that Gross-Up Payments will be made that are subsequently refunded as overpayments of the amounts actually due ("OVERPAYMENTS"), consistent with the calculations required to be made under this Agreement. In the event that the Subsidiaries exhaust their remedies pursuant to Section 7(e) and Pollock thereafter is required to make payment of any Excise Tax, Pollock shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Subsidiaries and Pollock as promptly as possible. Any such Underpayment shall be promptly paid by the Subsidiaries to or for the benefit of Pollock within three (3) calendar days after receipt of such determination and calculations. In the event that Pollock receives any refund of an Overpayment for which he has previously been reimbursed by the Subsidiaries, Pollock shall promptly pay an amount equal to the amount of such refund to the Subsidiaries within three (3) calendar days after receipt of such determination and calculations.

         (c) Parent, the Subsidiaries, and Pollock shall each cooperate with the Accounting Firm in connection with the preparation and issuance of the determination provided for in Section 7(b). Such cooperation will include, without limitation, providing the Accounting Firm access to and copies of any books, records and documents in the possession of Parent, the

Subsidiaries, or Pollock, as the case may be, that are reasonably requested by the Accounting Firm. Pollock will provide the Subsidiaries and the Accounting Firm, copies of portions of such returns, other filings or correspondence relating to the payment of any Excise Tax as the Subsidiaries and the Accounting Firm may reasonably request.

         (d) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations provided for in Section 7(b) shall be paid by Pollock. The Subsidiaries shall reimburse Pollock for his payment of such costs and expenses within five (5) business days after receipt from Pollock of a statement []herefore and evidence of his payment thereof.

         (e) Pollock shall notify Parent and the Subsidiaries in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Subsidiaries of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after Pollock receives notice of such claim and shall apprise Parent and the Subsidiaries of the nature of such claim and the date on which such claim is requested to be paid. Pollock shall not pay such claim prior to the earlier of (i) the expiration of the 30 calendar-day period following the date on which he gives such notice to Parent and the Subsidiaries or (ii) the date that any payment of taxes with respect to such claim is due. If the Subsidiaries notify Pollock in writing prior to the expiration of such period that they desire to contest such claim Pollock shall:

                  (i) give the Subsidiaries any information reasonably requested by the Subsidiaries relating to such claim;

                  (ii) take such action in connection with contesting such claim as the Subsidiaries reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Subsidiaries;

                  (iii) cooperate with the Subsidiaries in good faith in order effectively to contest such claim; and

                  (iv) permit the Subsidiaries to participate in any proceeding relating to such claim;

provided, however, that the Subsidiaries shall bear and pay directly all costs and expenses (including additional interest and penalties incurred in connection with such contest) and shall indemnify and hold Pollock harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 7(e), the Subsidiaries will control all proceedings taken in connection with such contest and, at their sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conference with the taxing authority in respect of such claim (but Pollock may participate therein at his own cost and expense) and may, at its sole option, either direct Pollock to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Pollock agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Subsidiaries determine; provided, however, that if the Subsidiaries direct Pollock to pay the tax claimed and sue for a refund, the Subsidiaries shall advance the amount of such payment to Pollock on an interest-free basis and shall indemnify and hold Pollock harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Pollock with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Subsidiaries' control of such contest will be limited to issues with respect to which a Gross-Up Payment would be payable under this Agreement, and Pollock will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (f) If, after the receipt by Pollock of an amount advanced by the Subsidiaries pursuant to Section 7(e), Pollock receives any refund with respect to such claim, Pollock shall (subject to the Subsidiaries' complying with the requirements of Section 7(e)) promptly pay to the Subsidiaries the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Pollock of any amount advanced by the Subsidiaries pursuant to Section 7(e), a determination is made that Pollock is not entitled to any refund with respect to such claim and the Subsidiaries do not notify Pollock in writing of their intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         8.

         (a) Confidentiality. During the Term and at any time thereafter, Pollock shall not disclose, furnish, disseminate, make available, or, except in the ordinary course of performing his duties on behalf of Parent or the Subsidiaries, use any trade secrets or confidential business and technical information of Parent, any Subsidiary, any direct or indirect, wholly or partially owned subsidiary of Parent or any Subsidiary, or customers of any Subsidiary, without limitation as to when it was acquired by him or whether it was compiled or obtained by or furnished to him while he was employed by Parent or the Subsidiaries. Such trade secrets and confidential business and technical information are considered to include, without limitation, the vendor lists, vendor terms and programs, merchandise costs, financial statistics, research data, or any other statistics and plans contained in monthly and annual review books, profit plans, capital plans, critical issues, annual plans, strategic plans, or merchandising, marketing, real estate, or store operations plans. Pollock specifically acknowledges that all such information, whether reduced to writing or maintained in his mind or memory and whether compiled by Parent and/or any Subsidiary and/or him, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by Parent or the Subsidiaries to maintain the secrecy of such information, that such information is and will remain the sole property of Parent or the Subsidiaries and that any retention and use of such information during or after the termination of his employment relationship with Parent and the Subsidiaries (except in the course of performing his duties) under this Agreement will constitute a misappropriation of the trade secrets of Parent or the Subsidiaries, as the case may be; provided, however, that his restriction will not apply to information which is in the public domain or otherwise made public by others through no fault of Pollock, or as may be required by law.

         (b) Non-Competition. Except as may otherwise be approved in advance by the Board of Parent, during the Term and for a period of three (3) years after the termination of his employment, Pollock shall not compete, directly or indirectly with any of the Subsidiaries or Parent. Without limiting the generality of the foregoing, Pollock shall not:

                  (i) enter into or engage in any business which competes with the business of any of the Subsidiaries or Parent;

                  (ii) solicit customers, business, patronage, or orders for, or sell, any products in competition with, or for any business that competes with, the business of any of the Subsidiaries or Parent; or

                  (iii) divert, entice, or otherwise take away any customers, business, patronage or orders of any of the Subsidiaries or Parent or attempt to do so; or

                  (iv) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation, or any other entity engaged in any business that competes with the business of any of the Subsidiaries or Parent.

For the purposes of this Section 8(b), Pollock understands, acknowledges and agrees that he will be competing if he engages in any or all of the activities set forth in this Section 8(b) directly as an individual for his own account, or indirectly as a partner, joint venture, employee, agent, salesman, consultant, officer and/or director of any firm, association, corporation, or other entity, or as a stockholder of any corporation in which he owns, directly or indirectly, individually or in the aggregate, more than one percent (1%) of the outstanding stock.

         (c)      Non-solicitation. During the Term and for a period of three
(3) years after the termination of his employment either for cause or by his voluntary resignation, Pollock shall not directly or indirectly solicit or induce or attempt to solicit or induce any employee(s) or any sales representative(s), agent(s) or consultant(s) of any of the Subsidiaries or Parent to terminate their employment, representation or other association with such entity.

         (d) Cooperation and Assistance of Pollock to Parent and the Subsidiaries. During the Term and thereafter, Pollock will provide reasonable cooperation to Parent and the Subsidiaries in litigation and regulatory matters that relate to events that occurred during his periods of employment with Parent, the Subsidiaries and its or their predecessors, and will provide reasonable assistance to Parent and the Subsidiaries with matters relating to their corporate history from the periods of his employment with them or their predecessors. Pollock will be entitled to reasonable additional compensation and reimbursement of reasonable costs and expenses relating to any such cooperation or assistance that occurs following the Term.

         (e) Cooperation and Assistance of Parent and the Subsidiaries to Pollock. During the Term and thereafter, Parent and the Subsidiaries will provide reasonable cooperation to Pollock or his personal representative in litigation and regulatory and other matters that relate to his employment with Parent and the Subsidiaries.

         (f) Remedies. Pollock expressly acknowledges and agrees that the remedy at law for any breach by him of his obligations under this Section 8 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, he acknowledges and agrees that upon his violation of any obligation in this Section 8, Parent and/or the Subsidiaries will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach without the necessity of proof of actual damage. Nothing in this Agreement will be deemed to limit the remedies of Parent or the Subsidiaries at law or in equity for any breach by Pollock of any of the obligations in this Section 8 that may be pursued or availed of by Parent or the Subsidiaries.

         9. Stock Options. On the Effective Date, or as soon thereafter as permitted by applicable law or regulation, Parent and Pollock shall execute an Option Agreement, substantially in the form of EXHIBIT B attached hereto (the "OPTION AGREEMENT"), which shall provide for Parent's grant to Pollock of an option to purchase 300,000 shares of the common stock of Parent on the terms and conditions stated therein.

         10.      Division of Obligations.

         (a) Subject to Sections 10(b) and 10(c), the performance of the obligations of the Subsidiaries to Pollock under this Agreement is allocated among the Subsidiaries as follows:

   SUBSIDIARY                      PROPORTIONATE PERCENTAGE
-----------------------------------------------------------
CNG                                            0%
-----------------------------------------------------------
Cole Vision                                   53%
-----------------------------------------------------------
Pearle                                        16%
-----------------------------------------------------------
Things Remembered                             31%
-----------------------------------------------------------

         (b) In the event that any Subsidiary ceases to be a direct or indirect subsidiary of Parent, such Subsidiary will thereupon be relieved of any obligations under this Agreement and the performance of the Subsidiaries' obligations to Pollock under this Agreement will be reallocated, without reducing the amount of aggregated compensation or benefits payable under this Agreement, by the Board of Parent; provided, however, that in the event that both Cole Vision and Things Remembered cease to be direct or indirect subsidiaries of Parent, provision will be made, immediately prior to such event, by such subsidiaries or by Parent, to provide Pollock with financial assurances (which may include the establishment of an escrow or trust fund, or the provision of letters of credit from financial institutions reasonably satisfactory to Pollock) on terms reasonably acceptable to Pollock for the fulfillment of the monetary obligations of the Subsidiaries under this Agreement. Except for such financial assurances, nothing in this Section 10 is to be construed as restricting Parent's right to dispose of its interests in the Subsidiaries (except as may be provided in other agreements with Pollock).

         (c) With respect to any obligations of the Subsidiaries not expressed directly in monetary terms, including without limitation, those described in Sections 4(c), 4(e), 5, 6(b), and 6(c), each Subsidiary shall bear its proportionate percentage as provided in Sections 10(a) or 10(b), as applicable.

         (d) CNG hereby guarantees the performance by each Subsidiary of its obligations under this Agreement.

         (e) Each of the obligations incurred under this Agreement by the Subsidiaries will be borne pro rata by each Subsidiary in its proportionate share as provided in this Section 10, and each Subsidiary will be entitled to contributions from the other Subsidiaries for any amounts paid in connection with any of the obligations in excess of such Subsidiary's respective proportionate share. This Section 10(e) is intended only to define the relative rights of the Subsidiaries, and nothing set forth in this Section 10(e) is intended to or will impair the obligations of the Subsidiaries to pay to Pollock amounts in connection with the obligations as and when the same become due and payable under this Agreement in accordance with the terms of this Agreement.

         (f) In the event that all of the Subsidiaries cease to be direct or indirect subsidiaries of Parent, the obligations of the Subsidiaries to provide continuing health insurance and life insurance benefits pursuant to any section of this Agreement must be satisfied by delivery to Pollock of an annuity in an amount and with terms reasonably acceptable to Pollock (or his dependents or legal guardian, as applicable) and to the Board of Parent.

         11. Termination of Prior Agreement. Immediately upon the effectiveness of this Agreement, the Prior Employment Agreement shall terminate. Such termination shall not, however: (a) prejudice any rights Pollock may have
(i) under the Prior Employment Agreement (or any agreements, stock option grants, restricted stock grants or loans entered into or made pursuant to, or contemplated by, the Prior Employment Agreement), or otherwise, relating to obligations to have been performed by Parent or any Subsidiary prior to the date of this Agreement or (ii) under any other agreement between Parent or any Subsidiary and Pollock; and (b) cause Pollock to receive or become eligible for any additional payments or rights that might otherwise be triggered by a termination of the Prior Employment Agreement or the termination of Pollock's employment under this Agreement.

         12. Charter Provisions. The Certificates of Incorporation and By-laws of Parent and each Subsidiary with respect to indemnification and limitations on liability of officers and directors may not be amended insofar as they relate to Pollock without his consent (which will not be unreasonably withheld).

         13. Choice of Law. This Agreement was entered into, and the negotiations proceeding this Agreement were conducted in Cleveland, Ohio, and this Agreement is intended to be performed within the State of Ohio, which is the principal residence of Pollock. Accordingly, the validity and interpretation of this Agreement will be determined in accordance with the internal laws of the State of Ohio.

         14. Notices. Any notice required or permitted to be given under this Agreement is to be in writing and either given by personal delivery or deemed to be delivered three (3) days after deposited, postage pre-paid, in the U.S. certified or registered mail, return receipt requested, addressed as follows:

                  If to Parent or the Subsidiaries:   Cole National Corporation
                                                      5915 Landerbrook Drive
                                                      Mayfield Hts., Ohio 44124
                                                      Attention: General Counsel

                  If to Pollock:                      Larry Pollock
                                                      18100 South Park Blvd.
                                                      Shaker Heights, Ohio 44120

or at such other address as is specified in written notice given in the manner required in this Agreement.

         15. Waiver of Breach. The waiver by either Parent or the Subsidiaries, on the one hand, or Pollock, on the other hand, of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by the other party.

         16. Binding Effect. This Agreement will be binding upon and shall inure to the benefit of both Pollock, on the one hand, and Parent and the Subsidiaries, on the one hand, and their respective successors, heirs and legal representatives, but neither this Agreement nor any rights under this Agreement may be assigned by Pollock or Parent and the Subsidiaries without the written consent of the other.

         17. Severability. If any portion of this Agreement is invalid or illegal, such invalidity or illegality will not render this Agreement invalid or illegal as a whole but the invalid or illegal portions are to be stricken herefrom and the remainder of this Agreement will be binding on the parties and their successors and assigns as if such invalid or illegal provisions were never included in this Agreement from the first instance.

         18. Amendments. No amendment or variation of the terms of this Agreement will be valid unless the same is in writing signed by all parties.

         19. Section References. Unless otherwise specified, all references in this Agreement to section will be construed to refer to sections of this Agreement.

         This Employment Agreement has been executed by the parties on the date and year first above written.

                           COLE NATIONAL CORPORATION

                           By: /s/ Leslie D. Dunn
                               -------------------------------
                               Name: Leslie D. Dunn
                               Title: Senior Vice President

                           COLE NATIONAL GROUP, INC.

                           By: /s/ Leslie D. Dunn
                               -------------------------------
                               Name: Leslie D. Dunn
                               Title: Senior Vice President

                           PEARLE, INC.

                           By: /s/ Leslie D. Dunn
                               -------------------------------
                               Name: Leslie D. Dunn
                               Title: Senior Vice President

                           COLE VISION CORPORATION

                           By: /s/ Leslie D. Dunn
                               -------------------------------
                               Name: Leslie D. Dunn
                               Title: Senior Vice President

                           THINGS REMEMBERED, INC.

                           By: /s/ Leslie D. Dunn
                               -------------------------------
                               Name: Leslie D. Dunn
                               Title: Senior Vice President

                           /s/ Larry Pollock
                           -----------------------------------
                           Larry Pollock, individually

                                   EXHIBIT "A"

                     MULTI-YEAR PERFORMANCE INCENTIVE BONUS

         The terms of the Multi-Year Performance Incentive Bonus shall be negotiated and agreed to between the Board of Parent and Pollock after the execution of this Agreement in accordance with the following parameters:

- -               The annualized target bonus award for Pollock shall be
         $700,000, with a maximum bonus award of $1,400,000.

- -               In order for Pollock to receive the target bonus award, Parent and the Subsidiaries must achieve "meaningful improvement" (to be mutually defined) in U.S. optical financial performance.

- -               In order for Pollock to receive the maximum bonus award,
         Parent and the Subsidiaries must achieve "exceptional improvement" (to be mutually defined) in U.S. optical financial performance.

- -               In order for Pollock to receive any multi-year performance incentive bonus award in the fourth Year of the Agreement, Pollock must have established a succession plan approved by the Board of Parent.

                                   EXHIBIT "B"

                            COLE NATIONAL CORPORATION

                       NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (this "AGREEMENT") is entered into between Larry Pollock (the "OPTIONEE") and Cole National Corporation, a Delaware corporation (the "COMPANY"), as of the Grant Date. Certain capitalized terms used herein are defined in Paragraph 8.

WHEREAS, the Board of Directors of the Company has authorized a grant of stock options on the terms hereof to the Optionee, who is employed in the capacity shown on the signature page.

NOW, THEREFORE, the Company hereby grants to the Optionee options (the "OPTIONS") pursuant to the Company's 1998 Equity Performance and Incentive Plan, amended and restated effective June 10, 1999, or any other similar plans of the Company (collectively, the "PLAN") to purchase the number of shares of Common Stock, par value $.001 per share, of the Company ("COMMON STOCK") shown as the Original Award on the signature page hereof; and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.

1.       EXERCISE.

         (a) Except as otherwise provided herein, the Options (until terminated as hereinafter provided) will become vested and exercisable as follows:

     AMOUNT VESTED                                      DATE EXERCISABLE
-------------------------------------------------------------------------------------
1/2 of the Original Award                   The second anniversary of the Grant Date;
-------------------------------------------------------------------------------------
All Unvested Shares                         The fourth anniversary of the Grant Date
-------------------------------------------------------------------------------------

for so long as the Optionee remains in the continued employment of the Company, except as provided below. To the extent exercisable, the Options may be exercised in whole or in part from time to time.

         (b) If, after the Grant Date, any of the following occurs: (i) a Change of Control, (ii) a Termination Event, (iii) a Constructive Termination,
(iv) the Optionee voluntarily ceases to be an employee of the Company or a Subsidiary or retires under a retirement plan of the Company or any Subsidiary, in either case with the consent of the Compensation Committee, or (v) the Optionee dies or becomes permanently disabled while in the employ of the Company or any Subsidiary, then the Options will, in addition to any vesting pursuant to Paragraph 1(a) above, immediately become exercisable in full.

         (c) If, after the Grant Date, the Optionee voluntarily ceases to be an employee of the Company or a Subsidiary or retires under a retirement plan of the Company or any Subsidiary, in either case without the consent of the Compensation Committee, then the Options will, in addition to any vesting pursuant to Paragraph l(a) above, immediately become exercisable in full with respect to all of the Unvested Shares that would have vested on the next succeeding anniversary of the Grant Date (if the event occurs on an anniversary of the Grant Date, no additional Options will become exercisable besides those that became exercisable as of that anniversary). Thereupon, all remaining Unvested Options will be forfeited and cancelled.

         (d) Any exercise of the Options must be made in writing by the Optionee delivered to the Secretary of the Company.

2.       EXERCISE PRICE AND PAYMENT; RELOAD OPTIONS.

         (a) The Options will be exercisable for Vested Shares (whether such vesting occurs pursuant to Paragraph 1(a), 1(b), or 1(c)) at the Exercise Price shown on the signature page hereof.

         (b) The Exercise Price for any shares may be paid (i) in cash or by check, (ii) by actual or constructive transfer to the Company of Mature Shares, or (iii) by a combination of such methods of payment.

         (c) If, at the date of exercise the Optionee is an employee of the Company, and the Optionee pays the Exercise Price of shares by delivery of Mature Shares, additional option rights ("Reload Option Rights") shall, subject to the provisions hereinafter set forth, be automatically granted to the Optionee equal to the sum of (i) the number of Mature Shares transferred to the Company with respect to such Exercise Price and (ii) the number of shares of Common Stock surrendered to the Company in payment of the Withholding Amount associated with the Options exercised through the delivery of Mature Shares. Reload Option Rights shall be granted as set forth in this Paragraph 2(c) with respect to Optionee's exercise of Options prior to their termination pursuant to Paragraph 3. In no event, however, shall Reload Option Rights be granted unless the remainder of the original ten (10) year term of the option being exercised is greater than six (6) months at the time of such exercise. Reload Option Rights will not be granted with respect to any Options that have been transferred by the original Optionee. Reload Option Rights shall not be exercisable during the six (6) month period immediately following the date of grant of such Reload Option Rights. The Exercise Price of such Reload Option Rights shall be one hundred percent (100%) of the Stock Price per share on the day of the exercise of the Options to which such Reload Option Rights relate. Such Reload Option Rights shall terminate at such time as the Options being exercised would have terminated had they not been exercised. Such Reload Option Rights will be evidenced by an agreement in form substantially the same as this Agreement, with appropriate changes.

3. TERMINATION. The Options will terminate and all Unvested and Vested Options then outstanding will be forfeited on the earliest of the following dates:

         (a) Within thirty (30) days following the date on which the Optionee ceases to be an employee of the Company or a Subsidiary by reason of termination of employment for Cause;

         (b) Subject to possible extension pursuant to Paragraph 3(c) below, five (5) years after either (i) the date on which the Optionee ceases to be an employee of the Company or a Subsidiary with eligibility for retirement under a retirement plan of the Company or a Subsidiary or (ii) the date of permanent disability of the Optionee if the Optionee becomes permanently disabled while an employee of the Company or a Subsidiary;

         (c) Five (5) years after the date of the death of the Optionee if the Optionee dies while an employee of the Company or a Subsidiary or one (1) year after the date of death of the Optionee if the Optionee dies during the fifth year of the five (5) year period referred to in Paragraph 3(b) above;

         (d) Five (5) years after the date of a Termination Event or Constructive Termination;

         (e) Immediately (x) upon the Optionee accepting employment with a Competitor without the prior written approval of the Company's Board or (y) upon a material breach by the Optionee of any applicable agreement with the Company or a Subsidiary relating to non-competition, non-solicitation or maintaining of Company confidences; or

         (f)      Ten (10) years from the Grant Date.

4. TRANSFERABILITY. Unless otherwise approved by the Compensation Committee following a request from the Optionee or the Optionee's guardian or legal representative, the Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution. If another type of transfer is approved by the Compensation Committee, a transfer will only be effective when the transferee of the Options enters into an agreement with the Company (in form and substance acceptable to the Company) agreeing to be bound by the provisions of this Agreement as if such transferee were the Optionee. If exercised during the lifetime of the Optionee, the Options are exercisable only by the Optionee or by the Optionee's guardian or legal representative, or by a transferee authorized as provided in this Paragraph. At the reasonable request of the Optionee, the Company shall cooperate with the Optionee to permit transfers to family members or trusts controlled by the Optionee or members of his immediate family to facilitate estate planning. Any transferee must agree in writing to be bound by the terms and conditions of this Agreement in a writing in form and substance reasonably acceptable to the Company.

5. SECURITIES LAWS. The Options are not exercisable if such exercise would involve a violation of any applicable federal, state or other securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws. The Options are not exercisable unless under said laws at the time of exercise the shares of Common Stock or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, or are registered in accordance with such laws.

6.       ADJUSTMENTS.

         (a) The Board of Directors or the Compensation Committee shall make such adjustment in the option price and in the number or kind of shares of Common Stock or other securities covered by the Options as such Board or Committee may in good faith determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from
(i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights to purchase securities, or (iii) any distribution to the holders of the Common Stock of rights or warrant to purchase equity interests of the Company, or (iv) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board of Directors or the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Options such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

         (b) In the event that any provision of this Agreement would result in a calculation of a number of shares in amounts other than a whole number, the number of shares so calculated will be reduced or increased to the nearest whole number (rounding 0.50 up), with the effect of any such rounding deemed to attach to the last group of shares to be so calculated (with calculations to be conducted in alphabetical or numerical order, as applicable).

7. WITHHOLDING. If the Company is required to withhold any federal, state, local or foreign tax in connection with the exercise of the Options, it will be a condition to such exercise that the Optionee make provision satisfactory to the Company for payment of all such taxes. Upon exercise of any Options, Optionee shall surrender to the Company, by the Company withholding from the shares of Common Stock to be issued upon such exercise to the Optionee, in satisfaction of the Withholding Amount, shares of Common Stock that have value in the aggregate that is equal to such Withholding Amount. In the event that the Optionee desires to have an amount greater than the Withholding Amount withheld, the excess over the Withholding Amount must be paid to the Company in cash.

8. DEFINITIONS. The following capitalized terms have meanings set forth below.

"CHANGE OF CONTROL" means if at any time any of the following events shall have occurred:

         (a) the Company merges into itself, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting corporation immediately after such transaction are owned in the aggregate by the former stockholders of the Company immediately prior to such transaction;

         (b) all or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Company immediately prior to such transaction or series of transactions (it being agreed and acknowledged that a sale of all or substantially all of the assets or more than 50% of the voting stock of Things Remembered, Inc. shall not constitute a change of control);

         (c) A person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of (i) 15% or more, but less than 35%, of the voting power of the then-outstanding voting securities of the Company without the prior approval of the Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any subsidiary of the Company; (x) any employee benefit plan of the Company or of any Subsidiary or (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board of Directors of the Company determines that such person or group is making a "hostile acquisition;" or (z) any person or Group of which the Optionee is an affiliate; provided, further that clause (i) of this Paragraph 8(c) is acknowledged to apply to HAL International N.V.

         (d) A majority of the members of the Board of Directors of the Company or of any Subsidiary are not Continuing Directors, where a "Continuing Director" is any member of the Board of Directors of the Company or, with respect to a Subsidiary, of such Subsidiary who (x) was a member of the Board of Directors of the Company or, with respect to a Subsidiary, of such Subsidiary on the date hereof or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

"COMPETITOR" means any Person that competes with any then-existing business of the Company or any Subsidiary.

"CONSTRUCTIVE TERMINATION" means either (i) a substantial, nonconsensual adverse change in the Optionee's employment duties or title, or (ii) the moving of the Company's executive headquarters more than 50 miles from its present location without the Optionee's consent.

"EXERCISE PRICE" means the exercise price per share indicated as the Exercise Price per share on the signature page hereof.

"FOR CAUSE" means that there is a final, non-appealable order in a proceeding before a court of competent jurisdiction or a final order in an administrative proceeding before the Securities and Exchange Commission finding that the Optionee (i) committed any willful misconduct, fraud or criminal activity (excluding traffic violations or other minor offenses) which commission is materially inimical to the interests of any of the Subsidiaries or the Company, whether for his personal benefit or in connection with his duties for the Company or the Subsidiaries or (ii) intentionally or knowingly violated any antifraud provision of the federal or state securities laws.

"GRANT DATE" means the date of the Board or Compensation Committee action awarding the Options to the Optionee as indicated on the signature page hereof.

"MATURE SHARES" means (x) nonforfeitable, unrestricted shares of Common Stock that have been owned by the Optionee for more than six (6) months prior to the date of exercise, or (y) shares of restricted stock or other shares of Common Stock that are forfeitable or subject to restrictions on transfer, including, without limitation, shares of Common Stock issued pursuant to the earn out of performance shares or performance units, which shares have been owned by the Optionee for more than six (6) months and that the Company agrees to accept as consideration, or (z) such other Company securities as the Company's chief accounting officer, upon consultation with the Company's independent accountants, determines will not adversely affect the Company's tax or accounting position by accepting.

"ORIGINAL AWARD" means the number of shares of Common Stock indicated as the Original Award on the signature page hereof.

"PERSON" means any corporation, partnership, limited liability company, association, firm, other entity or individual(s).

"STOCK PRICE" means the closing price of the Common Stock on the principal exchange on which the Common Stock is traded.

"SUBSIDIARY" means Cole National Group, Inc., Cole Vision Corporation, Pearle, Inc., and Things Remembered, Inc.

"TERMINATION EVENT" means the Optionee's ceasing to be an employee of the Company or its Subsidiaries by reason of termination by the employer of the Optionee's employment without Cause.

"UNVESTED SHARES" means, as of any given time, those shares of Common Stock relating to the Options that are not, at the time in question, otherwise permitted, under the terms of this Agreement, to be acquired pursuant to the exercise of the Options.

"VESTED SHARES" means, as of any given time, those shares of Common Stock relating to the Options that are, at the time in question, otherwise permitted, under the terms of this Agreement, to be acquired pursuant to the exercise of the Options.

"WITHHOLDING AMOUNT" means the minimum amount of withholding taxes including Federal, state and local income taxes and social security and Medicare taxes required to be withheld by the Company by the applicable taxing authorities, as the result of the exercise of an Option.

9. ACKNOWLEDGMENT. The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Options granted hereunder.

EXECUTED at Cleveland, Ohio as of the date first set forth above.

                                           COLE NATIONAL CORPORATION

                                           By:_______________________________
                                              Name:
                                              Title:

                                              _____________________________
                                              OPTIONEE

----------------------------------------------------------------------------------------------
Name of Optionee:                         Larry Pollock
----------------------------------------------------------------------------------------------
Name of Employer:                         Cole National Corporation
----------------------------------------------------------------------------------------------
Position:                                 President and Chief Executive Officer of the Company
                                          and Chairman of each of the Subsidiaries
----------------------------------------------------------------------------------------------
Number of Shares in the Original Award:   300,000
----------------------------------------------------------------------------------------------
Date of Board Resolution authorizing
this Option (Grant Date):                 ____________, 2003
----------------------------------------------------------------------------------------------
Exercise Price per Share:                 $__.__
----------------------------------------------------------------------------------------------